EXHIBIT 10.1


                                DEED OF TRANSFER

In the city of New York, in New York State, USA, on this 13th day of December, 1999, before me, Ms. Margaret M. Van Dyke, Notary Public domiciled in the above-mentioned city and state, duly commissioned and in the exercise of my notarial functions.

                                     APPEARS

Mr. Gregg Gorelick, of legal age in accordance with his national law, born on 20 December, 1958, of American nationality, married, domiciled for professional purposes at 110 East 59th Street, New York, New York 10022, USA, and holding passport number 151479071; and

Mr. George S. Blumenthal, of legal age in accordance with his national law, born on 6 January, 1944, of American nationality, married, domiciled for professional purposes at 110 East 59th Street, New York, New York 10022, USA, and holding passport number 111063415.

                                    THEY ACT

Mr. Gregg Gorelick, in the name and on behalf of the State of Delaware, USA company, NTL COMMUNICATIONS CORP., whose principal place of business is 110 East 59th Street, New York, New York 10022, USA (the "Vendor"). Mr. Gregg Gorelick acts in his position as Vice President - Controller of the Vendor and having to my own judgment the necessary legal capacity to grant this document.

Mr. George S. Blumenthal, in the name and on behalf of the State of Delaware, USA limited liability company, NTL (TRIANGLE) LLC, whose principal place of business is 110 East 59th Street, New York, New York 10022, USA (the "Purchaser"). Mr. George S. Blumenthal has been granted the power and authority to act as an authorized signatory of the Purchaser and having to my own judgment the necessary legal capacity to grant this document.

                                   THEY GRANT

WHEREAS

The Vendor is the owner of the entire issued and outstanding participations of Canarias Target, S.L., a Spanish corporation, whose principal place of business is Avenida Alcalde Ramirez Bethencourt, 6 bis, Edificio Atlantico, 35003 Las Palmas de Gran Canaria, Spain (the "Company").

The Vendor and the Purchaser agree that the Vendor should sell and the Purchaser should purchase the entire issued and outstanding participations of the Company pursuant to the terms and subject to the conditions contained herein.


IT IS AGREED AS FOLLOWS:

1. The Vendor shall sell and the Purchaser shall purchase the entire issued and outstanding participations of the Company (the "Transfer Participations") with effect from 13 December 1999 pursuant to the terms and subject to the conditions contained herein.

2. The consideration for the acquisition of the Transfer Participations shall be 535,180,000 Irish punts in cash to be paid in the equivalent amount of British Pounds Sterling.

3. Completion of the sale of the Transfer Participations shall take place effective as of 13 December 1999, whereupon completion, each of the Vendor and the Purchaser shall send an original of this Deed of Transfer, signed by or on behalf of each of the Vendor, the Purchaser and the Notary and legalized with an "Apostille" certificate in accordance with the Hague Convention of 5 October 1961 to the Secretary of the Company at the address for the Company set forth in the first WHEREAS clause above, for its recording in the Registry Book of Members of the Company. The remittance of this document shall be sent along with a letter signed by or on behalf of each of the Vendor, the Purchaser and the Notary substantially in the form attached hereto as Schedule I.

4. The Purchaser shall subject to the satisfaction of the matters set out in clause 3 above or sufficient undertakings by the Vendor in respect thereof, authorize and consummate the wire transfer of British Pounds Sterling in an amount equivalent, on the date of entering into this Deed of Transfer, to 535,180,000 Irish Punts, in immediately available funds to an account specified in writing by the Vendor.

5. The Vendor shall transfer the Transfer Participations with good title, free from all liens, charges, encumbrances, equities and claims whatsoever and together with all rights now and hereafter attaching to them.

6. The Vendor shall do, execute, perform or deliver or cause to be done, executed, performed or delivered, to the Purchaser or at its direction a nominee all such further deeds, documents, instruments, certificates, assurances, acts and things as the Purchaser shall reasonably require for the purpose of vesting in the Purchaser the full title, benefit and rights of the Transfer Participations.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the State of Delaware, USA, as regards any claim, dispute or matter arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.


THUS THEY SAY AND STATE

IN WITNESS WHEREOF, the undersigned authorized representative of NTL Communications Corp. and authorized signatory on behalf of NTL Group Limited have caused this Deed of Transfer to be executed on the 13th day of December 1999.

NTL COMMUNICATIONS CORP.

/s/ Gregg Gorelick
------------------
Gregg Gorelick
Vice President - Controller

NTL (TRIANGLE) LLC

/s/ George S. Blumenthal
------------------------
George S. Blumenthal
Signing as an authorized signatory on behalf of NTL
Group Limited


/s/ Margaret M. Van Dyke
------------------------
Notary Public

                                   SCHEDULE I

13 December 1999

Mr. Francisco Fernandez de Pedro
Secretary of CANARIAS TARGET, S.L.
Alcalde Ramirez Bethencourt, 6 bis
Edificio Atlantico
35003 Las Palmas de Gran Canaria
Spain

Dear Sir,

We hereby inform you that as of the 13th day of December 1999 the attached Deed of Transfer (the "Deed of Transfer") relating to the entire issued and outstanding participations of Canarias Target, S.L. (the "Company") has become effective and was notarized before the Notary Public: Ms. Margaret M. Van Dyke.

Pursuant to the terms of the Deed of Transfer, we hereby request that you amend the Registry Book of Members of the Company to reflect NTL (Triangle) LLC as the new Sole Member of the Company.

Sincerely,

NTL COMMUNICATIONS CORP.

/s/ Gregg Gorelick
------------------
Gregg Gorelick
Vice President - Controller

NTL (TRIANGLE) LLC

/s/ George S. Blumenthal
------------------------
George S. Blumenthal
Signing as an authorized signatory on behalf of NTL
Group Limited

/s/ Margaret M. Van Dyke
------------------------
Notary Public